As filed with the Securities and Exchange Commission on December 9, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EQT Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	25-0464690
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

625 Liberty Avenue, Suite 1700
Pittsburgh, Pennsylvania 15222
(412) 553-5700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lewis B. Gardner, Esq.
Vice President and General Counsel
EQT Corporation
625 Liberty Avenue,  Suite 1700
Pittsburgh, Pennsylvania 15222
Telephone: (412) 553-5700
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered / Proposed Maximum Offering Price Per Unit / Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	$0	(1)
Preferred Stock, no par value	(1)	$0	(1)
Common Stock, no par value	(1)	$0	(1)

(1)                      An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee.

PROSPECTUS

EQT CORPORATION

Debt Securities

Preferred Stock

Common Stock

EQT Corporation, from time to time, may offer, issue and sell unsecured debt securities which may be senior, subordinated or junior subordinated debt securities, preferred stock and common stock. The debt securities and preferred stock may be convertible into or exercisable or exchangeable for our common stock, our preferred stock, our other securities or the debt or equity securities of one or more other entities.  In addition, from time to time certain selling securityholders to be identified in a prospectus supplement may offer and sell these securities. Our common stock is listed on the New York Stock Exchange and trades under the symbol “EQT.”

We and any selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

You should carefully read and consider the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission before you invest in our securities.

Neither the Securities and Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated December 9, 2010

In this prospectus, except as otherwise indicated, “EQT,” “we,” “our,” and “us” refer to EQT Corporation and its consolidated subsidiaries.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add information to this prospectus or update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov and on our corporate website at http://www.eqt.com. Information on our website does not constitute part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect without charge a copy of the registration statement at the SEC’s Public Reference Room in Washington D.C., as well as through the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” documents we file with the SEC into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus. Any statement in this prospectus or incorporated by reference into this prospectus shall be automatically modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in a subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus the documents listed below and all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the completion of the offering of all securities covered by the respective prospectus supplement:

•      our Annual Report on Form 10-K for the year ended December 31, 2009 (filed on February 18, 2010);

•      our Quarterly Reports on Form 10-Q for the periods ended March 31, 2010 (filed on April 28, 2010), June 30, 2010 (filed on July 29, 2010) and September 30, 2010 (filed on October 28, 2010);

•      our Current Reports on Form 8-K (filed on February 9, 2010 (but only with respect to Item 5.02 of such Current Report on Form 8-K), March 2, 2010 (but only with respect to Item 3.02 of such Current Report on Form 8-K), March 16, 2010, April 21, 2010, April 30, 2010,  May 20, 2010,  June 10, 2010, and September 28, 2010 (but only with respect to Item 5.02 of such Current Report on Form 8-K));

•      our Definitive Proxy Statement on Schedule 14A (filed on March 5, 2010); and

•      the descriptions of the common stock set forth in our registration statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating those descriptions.

We will provide, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:

EQT Corporation
625 Liberty Avenue, Suite 1700
Pittsburgh, Pennsylvania 15222
Attention: Lewis B. Gardner, Esq.
Vice President and General Counsel
Telephone: (412) 553-5700

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may contain certain forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”).  Statements that do not relate strictly to historical or current facts are forward-looking and usually identified by the use of words such as “anticipate,” “estimate,” “will,” “may,” “forecasts,” “approximate,” “expect,” “project,” “intend,” “plan,” “believe” and other words of similar meaning in connection with any discussion of future operating or financial matters.  Without limiting the generality of the foregoing, forward-looking statements contained in this prospectus and the documents incorporated by reference herein include the matters discussed in the sections captioned “Outlook” in Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and of our Quarterly Reports on Form 10-Q for the periods ended March 31, 2010, June 30, 2010 and September 30, 2010 and the expectations of our and our subsidiaries’ plans, strategies, objectives, and growth and anticipated financial and operational performance, including guidance regarding our drilling and infrastructure programs (including the Equitrans Marcellus Expansion Project) and technology, transactions, including asset sales and/or joint ventures, involving our assets, the timing of construction of public-access natural gas refueling stations, production and sales volumes, revenue projections, reserves, operating costs, well costs, capital expenditures, financing requirements and availability, hedging strategy, the effects of government regulation and tax position.  These statements involve risks and uncertainties that could cause actual results to differ materially from projected results.  Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  We have based these forward-looking statements on current expectations and assumptions about future events.  While we consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.  The risks and uncertainties that may affect the operations, performance and results of our business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors” of our Form 10-K for the year ended December 31, 2009.

Any forward-looking statement speaks only as of the date on which such statement is made and we do not intend to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

In reviewing any agreements incorporated by reference herein, please remember such agreements are included to provide information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about us. The agreements may contain representations and warranties by us, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties should those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments.  Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

EQT CORPORATION

We are an integrated energy company, with an emphasis on Appalachian area natural gas production, gathering, processing, transmission and distribution.  We offer energy products (natural gas, natural gas liquids and a limited amount of crude oil) and services to wholesale and retail customers in the United States through three business segments: EQT Production, EQT Midstream and Distribution.

EQT Production is one of the largest natural gas producers in the Appalachian Basin with 4.1 trillion cubic feet of proved reserves across 3.4 million acres as of December 31, 2009.

EQT Midstream provides gathering, processing, transmission and storage services to EQT Production and to independent third parties in the Appalachian Basin. EQT Midstream has approximately 10,650 miles of gathering lines and 970 miles of transmission lines as of December 31, 2009.

Distribution distributes and sells natural gas to residential, commercial and industrial customers in southwestern Pennsylvania, West Virginia and eastern Kentucky. Distribution also operates a small gathering system in Pennsylvania and provides off-system sales activities, which include the purchase and delivery of gas to customers at mutually agreed-upon points on facilities not owned by us.

In 2009, our corporate name was changed to EQT Corporation. Our common stock is listed on the New York Stock Exchange under the symbol “EQT.”  Our principal and executive offices are located at 625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222 and our telephone number is (412) 553-5700. Our Internet address is www.eqt.com. Information on our website does not constitute part of this prospectus.

RISK FACTORS

Investing in our securities involves risks.  You should carefully consider the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference into this prospectus, as well as those risk factors contained in other reports we subsequently file with the SEC or that may be included in any applicable prospectus supplement, before making a decision to invest in our securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement. In the case of a sale by a selling securityholder, we will not receive any of the proceeds from such sale.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated.

Nine Months Ended	Year Ended December 31,
September 30, 2010	2009	2008	2007	2006	2005
2.31x	2.94x	5.77x	7.83x	7.26x	9.71x

For purposes of calculating the ratios, earnings consist of:

•      income before income taxes, discontinued operations and cumulative effect of accounting changes;

•      minus equity earnings or losses of non consolidated investments and minority interest;

•      plus fixed charges; and

•      minus capitalized interest.

For purposes of calculating the ratios, fixed charges consist of:

•      interest on debt and amortization of debt expense;

•      capitalized interest and allowance for borrowed funds used during construction; and

•      the interest portion of rental expense on operating leases.

As of the date of this prospectus, we have not issued any shares of preferred stock.

DESCRIPTION OF CAPITAL STOCK

Set forth below is a summary description of all the material terms of our capital stock.  For more information, please see our amended and restated articles of incorporation, or the articles, which are incorporated by reference to the registration statement of which this prospectus forms a part as Exhibit 3.1.

Description of Common Stock

Our authorized common stock consists of 320,000,000 shares.  At November 17, 2010, there were 149,148,543 shares of common stock issued and outstanding. The approximate number of shareholders of record of our common stock as of November 17, 2010 was 3,440.

Each share of our common stock is entitled to one vote on all matters requiring a vote of shareholders and, subject to the rights of the holders of any outstanding shares of preferred stock, each shareholder is entitled to receive any dividends, in cash, securities or property, as our board may declare. Pennsylvania law prohibits the payment of dividends or the repurchase of our shares if we are insolvent or if we would become insolvent after the dividend or repurchase. In the event of our liquidation, dissolution or winding up, either voluntarily or involuntarily, subject to the rights of the holders of any outstanding shares of preferred stock, holders of common stock are entitled to share pro-rata in all of our remaining assets available for distribution. The common stock which may be issued by this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Description of Preferred Stock

We currently have authorized 3,000,000 shares of undesignated preferred stock; there are no preferred shares issued and outstanding as of the date of this prospectus. Under Pennsylvania law and our articles, our board is authorized to issue shares of preferred stock from time to time in one or more series without shareholder approval. Subject to limitations prescribed by Pennsylvania law and our articles and by-laws, our board can determine the number of shares constituting each series of preferred stock and the designation, preferences, qualifications, limitations, restrictions, and special or relative rights or privileges of that series.

Holders of preferred stock have no voting rights for the election of directors and have no other voting rights except as our board may determine pursuant to its authority under our articles with respect to any particular series of preferred stock and except as provided by law.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering. This description will include:

•      the distinctive serial designation of the series;

•      the annual dividend rate for such series, if any, and the date or dates from which dividends shall commence to accrue;

•      the redemption price or prices, if any, for shares of such series and the terms and conditions on which such shares may be redeemed;

•      the provisions for a sinking, purchase, or similar fund, if any, for the redemption or purchase of shares of the series;

•      the preferential amount or amounts payable upon shares of such series in the event of our voluntary or involuntary liquidation;

•      voting rights, if any, of the preferred stock;

•      the terms and conditions, if any, upon which shares of such series may be converted and the class or classes or series of our securities into which such shares may be converted;

•      the relative seniority, parity or junior rank of such series with respect to other series of preferred stock then or thereafter to be issued;

•      a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock; and

•      any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

While the terms we have summarized above may generally apply to any shares of preferred stock that we may offer, our board will include the specific terms of each series of preferred stock in a statement with respect to preferred stock that will be filed with the Pennsylvania Department of State, and we will describe the particular terms of any series of preferred stock that we may offer in more detail in the applicable prospectus supplement.

The preferred stock that may be offered by this prospectus will, when issued, be fully paid and nonassessable and will not have or be subject to any preemptive or similar rights.

Anti-takeover Effect of our Governing Documents and Pennsylvania Business Corporation Law

Our articles and by-laws contain a number of provisions relating to corporate governance and to the rights of shareholders. Certain of these provisions may be deemed to have a potential “anti-takeover” effect by delaying, deferring or preventing a change of control of us.  In addition, certain provisions of Pennsylvania law may have a similar effect.

Required Vote for Authorization of Certain Actions.   Our articles require the vote of the holders of at least 80% of the combined voting power of the then outstanding shares of capital stock of all classes and series entitled to vote generally in the election of directors, voting together as a single class, for approval of certain business combinations, including certain mergers, asset sales, security issuances, recapitalizations, reorganizations, reclassification of securities, liquidation or dissolution, or any agreement, plan, contract or other agreement providing for such a transaction, involving us or our subsidiaries and certain acquiring persons (namely a person, entity or specified group which beneficially owns more than 10% of the then outstanding shares of our capital stock entitled to vote generally in an election of directors), unless such business combination has been approved by two-thirds of the continuing directors, or the aggregate amount of cash, together with the “fair market value” of other consideration, exceeds the “highest equivalent price” threshold and other procedural requirements specified in our articles are met.

Required Vote for Amendment of Articles and By-laws.  Except as may be specifically provided to the contrary in any provision in our articles with respect to amendment or repeal of such provision, our articles cannot be amended and no provision may be repealed by our shareholders without a vote of the holders of not less than 80% of the voting power of the then outstanding shares of our capital stock entitled to vote in an annual election of directors, voting together as a single class, unless such amendment has been approved by two-thirds of the whole board of directors, in which event our articles may be amended and any provision repealed by such shareholder approval as may be specified by law.   Our board of directors may make, amend, and repeal our by-laws with respect to those matters which are not, by statute, reserved exclusively to our shareholders, subject to the power of our shareholders to change such action. No by-law may be made, amended or repealed by our shareholders unless such action is approved by the affirmative vote of the holders of not less than 80% of the voting power of the then outstanding shares of our capital stock entitled to vote in an annual election of directors, voting together as a single class, unless such amendment has been approved by two-thirds of the  whole board of directors, in which event (unless otherwise expressly provided in the articles or by-laws) our by-laws may be amended and any provision may be repealed by such shareholder approval as may be specified by law.

Election and Removal of Directors. Our board of directors is divided into three classes. The directors in each class serve for a three year term, one class being elected each year by our shareholders. A vote of at least 80% of the combined voting power of the then outstanding shares of stock, voting together as a single class, is required to remove a director, with or without cause.  Our articles provide that vacancies in our board of directors shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, except that vacancies resulting from removal from office by a vote of the shareholders may be filled by the shareholders at the same meeting at which such removal occurs.   This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for shareholders to replace a majority of the directors. Under the terms of our by-laws and articles, these provisions cannot be changed without the affirmative vote of the holders of not less than 80% of the voting power of the then outstanding shares of our capital stock entitled to vote in an annual election of directors, voting together as a single class, unless such action has been previously approved by a two-thirds vote of the whole board of directors.

Preferred Stock.   The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock. The existence of the authorized but undesignated preferred stock may have a depressive effect on the market price of our common stock.

Anti-Takeover Law Provisions under the Pennsylvania Business Corporations Law.  We are subject to certain provisions of Chapter 25 of the Pennsylvania Business Corporation Law, or the PBCL, which may have the effect of discouraging or rendering more difficult a hostile takeover attempt against us, including section 2524, Subchapter 25E and Subchapter 25F of the PBCL. Under section 2524 of the PBCL, shareholders cannot act by partial written consent except as permitted under our articles.  Under Subchapter 25E of the PBCL, if any person or group acting in concert acquires voting power over shares representing 20% or more of the votes which all of our shareholders would be entitled to cast in an election of directors, any other shareholder may demand that such person or group purchase such shareholder’s shares at a price determined in an appraisal proceeding.

Under Subchapter 25F of the PBCL, we may not engage in merger, consolidation, share exchange, division, asset sale or a variety of other “business combination” transactions with a person which becomes the “beneficial owner” of shares representing 20% or more of the voting power in an election of our directors unless (1) the business combination or the acquisition of the 20% interest is approved by our board prior to the date the 20% interest is acquired, (2) the person beneficially owns at least 80% of the outstanding shares and the business combination (a) is approved by a majority vote of the disinterested shareholders and (b) satisfies certain minimum price and other conditions prescribed in Subchapter 25F, (3) the business combination is approved by a majority vote of the disinterested shareholders at a meeting called no earlier than five years after the date the 20% interest is acquired or (4) the business combination (a) is approved by shareholder vote at a meeting called no earlier than five years after the date the 20% interest is acquired and (b) satisfies certain minimum price and other conditions prescribed in Subchapter 25F.

We have elected to opt out of Subchapter 25G of the PBCL (which would have required a shareholder vote to accord voting rights to control shares acquired by a 20% shareholder in a control-share acquisition) and Subchapter 25H (which would have required a person or group to disgorge to us any profits received from a sale of our equity securities within 18 months after the person or group acquired, offered to acquire or publicly disclosed an intention to acquire 20% of our voting power or publicly disclosed an intention to acquire control of us).

Advance Notice Requirements.  Our bylaws require our shareholders to provide advance notice if they wish to submit a proposal or nominate candidates for director at our annual meeting of shareholders.  These procedures provide that notice of shareholder proposals and shareholder nominations for the election of directors at our annual meeting must be in writing and received by our secretary at our principal executive offices at least 90, but not more than 120, days prior to the anniversary of the date of the prior year’s annual meeting of shareholders.  In the case of a shareholder nomination, the notice submitted to the secretary must set forth information about the nominee and be accompanied by an original irrevocable conditional resignation in the event that such director, in an uncontested election, receives more votes “withheld” than “for” his or her election.

Special Meetings of Shareholders.  Our bylaws provide that a special meeting of shareholders may be called by the board of directors or by the chief executive officer.  Shareholders do not have a right to call a special meeting under the current bylaws.

Special Treatment for Specified Groups of Nonconsenting Shareholders.  Additionally, the PBCL permits an amendment of a corporation’s articles or other corporate action, if approved by shareholders generally, to provide mandatory special treatment for specified groups of nonconsenting shareholders of the same class by providing, for example, that shares of common stock held only by designated shareholders of record, and no other shares of common stock, shall be cashed out at a price determined by the corporation, subject to applicable dissenters’ rights.

Exercise of Director Powers Generally.  The PBCL also provides that the directors of a corporation are not required to regard the interests of the shareholders as being dominant or controlling in making decisions concerning takeovers or any other matters. The directors may consider, to the extent they deem appropriate, among other things, (1) the effects of any proposed action upon any or all groups affected by the action, including, among others, shareholders, employees, creditors, customers and suppliers, (2) the short-term and long-term interests of the corporation, (3) the resources, intent and conduct of any person or group seeking to acquire control of the corporation and (4) all other pertinent factors.  The PBCL expressly provides that directors do not violate their fiduciary duties solely by relying on “poison pills” or the anti-takeover provisions of the PBCL.  We do not currently have a “poison pill.”

Miscellaneous

The holders of shares of our common stock do not have preemptive rights or conversion rights and there are no redemption or sinking fund provisions applicable to our common stock.  Holders of fully paid shares of common stock are not subject to any liability for further calls or assessments.

Transfer Agent and Registrar

The transfer agent and registrar of our common stock is Mellon Investor Services LLC. Its address is P.O. Box 358015, Pittsburgh, PA 15252, and its telephone number at this location is 800-589-9026.  The transfer agent and registrar of our preferred stock will be designated in the prospectus supplement through which such preferred stock is offered.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “EQT.”

DESCRIPTION OF DEBT SECURITIES

We may offer unsecured debt securities which may be senior, subordinated or junior subordinated and may be convertible. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture between us and The Bank of New York Mellon, which is attached as an exhibit to the registration statement of which this prospectus forms a part.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

Debt Securities

•      The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time.  Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

•      title and aggregate principal amount;

•      whether the securities will be senior, subordinated or junior subordinated;

•      applicable subordination provisions, if any;

•      conversion or exchange into other securities;

•      percentage or percentages of principal amount at which such securities will be issued;

•      maturity date(s);

•      interest rate(s) or the method for determining the interest rate(s);

•      dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•      redemption or early repayment provisions;

•      authorized denominations;

•      form;

•      amount of discount or premium, if any, with which such securities will be issued;

•      whether such securities will be issued in whole or in part in the form of one or more global securities;

•      identity of the depositary for global securities;

•      whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•      the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•      any covenants applicable to the particular debt securities being issued;

•      any defaults and events of default applicable to the particular debt securities being issued;

•      currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

•      time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

•      securities exchange(s) on which the securities will be listed, if any;

•      whether any underwriter(s) will act as market maker(s) for the securities;

•      extent to which a secondary market for the securities is expected to develop;

•      our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision;

•      provisions relating to covenant defeasance and legal defeasance;

•      provisions relating to satisfaction and discharge of the indenture;

•      provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•      additional terms not inconsistent with the provisions of the indenture.

General

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee maintained in the Borough of Manhattan, the City of New York or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

PLAN OF DISTRIBUTION

We, and/or selling securityholders, if applicable, may sell the common stock, preferred stock or any series of debt securities being offered hereby in one or more of the following ways from time to time:

•      to underwriters or dealers for resale to the public or to institutional investors;

•      directly to institutional investors;

•      directly to a limited number of purchasers or to a single purchaser;

•      through agents to the public or to institutional investors; or

•      through a combination of any of these methods of sale.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•      the offering terms, including the name or names of any underwriters, dealers or agents;

•      the purchase price of the securities and the net proceeds to be received by us from the sale;

•      any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•      any public offering price;

•      any discounts or concessions allowed or reallowed or paid to dealers; and

•      any securities exchange on which the securities may be listed.

If we, and/or selling securityholders, if applicable, use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•      privately negotiated transactions;

•      at a fixed public offering price or prices, which may be changed;

•      in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;

•      at prices related to prevailing market prices; or

•      at negotiated prices.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We, and/or selling securityholders, if applicable, may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.

If indicated in an applicable prospectus supplement, we, and/or selling securityholders, if applicable, may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We, and/or selling securityholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our common stock, which is listed on the New York Stock Exchange. Any common stock sold will be listed on the New York Stock Exchange, upon official notice of issuance. The securities other than the common stock may or may not be listed on a national securities exchange. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by Buchanan Ingersoll & Rooney PC and Skadden, Arps, Slate, Meagher & Flom LLP.  In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for us by Buchanan Ingersoll & Rooney PC and/or Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of EQT Corporation appearing in EQT Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2009 (including schedule appearing therein), and the effectiveness of EQT Corporation’s internal control over financial reporting as of December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereby. All amounts, except the SEC registration fee, are estimates:

Amount to be paid*
SEC registration fee	$ **
Legal fees and expenses	300,000
Accounting fees and expenses	50,000
Trustees’ fees and expenses	20,000
Stock exchange listing fees	***
Rating agency fees	600,000
Printing and engraving costs	30,000
Miscellaneous	80,000
Total	$1,080,000

*

Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable. The amounts shown are estimates of expenses for a single offering of securities under the registration statement, but do not limit the amount of securities that may be offered.

**	Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act.
***	The listing fee is based upon the principal amount of securities listed, if any, and is therefore not currently determinable.

Item 15. Indemnification of Directors and Officers

Under Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended, or PBCL, a business corporation has the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding, if such person acted in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct unlawful. In the case of a threatened, pending or completed action or proceeding by or in the right of the corporation, such indemnification only covers expenses and excludes judgments and amounts paid in settlement with respect to such action or proceeding, and no indemnification can be made for expenses if such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

In addition, PBCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:

(1)   by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding;

(2)   if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

(3)   by the shareholders.

Notwithstanding the above, PBCL Section 1743 provides that to the extent that a director or officer of a business corporation is successful on the merits or otherwise in defense of a proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Further, PBCL Section 1745 provides that expenses (including attorneys’ fees) incurred by an officer or director of a business corporation in defending any such proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by the corporation.

Also, PBCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions is not exclusive of any other rights to which a person seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and that indemnification may be granted under any by-law, agreement, vote of shareholders or directors or otherwise for any action taken or any failure to take any action whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any action by or in the right of the corporation, provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Article IV of our by-laws provides that our directors or officers shall be indemnified as of right to the fullest extent not prohibited by law in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other (whether brought by or in the right of the company or otherwise) arising out of their service to us or to another enterprise at our request.

PBCL Section 1747 permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was as director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.

Article IV of our by-laws provides that we may purchase and maintain insurance to protect ourself and any director or officer against any liability asserted against such person and incurred by such person in respect of the service of such person, whether or not we would have the power to indemnify such person against such liability by law or under the provisions of Article IV.

We maintain directors’ and officers’ liability insurance covering our directors and officers with respect to liabilities, including liabilities under the Securities Act, which they may incur in connection with their serving as such. Under this insurance, we may receive reimbursement for amounts as to which the directors and officers are indemnified by us under the by-law indemnification provisions described above. Such insurance also provides certain additional coverage for the directors and officers against certain liabilities even though such liabilities may not be covered by the by-law indemnification provision described above.

As permitted by PBCL Section 1713, our articles of incorporation and our by-laws provide that no director shall be personally liable, as such, for monetary damages for any action taken, or failure to take any action, unless the director has breached or failed to perform the duties of his office under Subchapter B- “Fiduciary Duty” of Chapter 17 of the PBCL or unless such director’s breach of duty or failure to perform constituted self-dealing, willful misconduct or recklessness. The PBCL states that this exculpation from liability does not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to federal, state or local law. It is uncertain whether this provision will control with respect to liabilities imposed upon directors by federal law, including federal securities laws.  PBCL Section 1715(d) creates a presumption, subject to exceptions, that a director acted in the best interests of the corporation. PBCL Section 1712, in defining the standard of care a director owes to the corporation, provides that a director stands in a fiduciary relation to the corporation and must perform his duties as a director or as a member of any committee of the board of directors in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill, and diligence, as a person of ordinary prudence would use under similar circumstances.

We also have indemnification agreements with all our executive officers and directors (who we refer to collectively as indemnitees). These agreements provide that the indemnitees will be protected as promised in our by-laws (regardless of, among other things, any amendment to or revocation of our by-laws or any change in the composition of our board of directors or an acquisition transaction relating to us), advanced expenses to the fullest extent of the law and as set forth in the indemnification agreements, and, to the extent insurance is maintained, for the continued coverage of the indemnitees under our director and officer insurance policies. The indemnification agreements, among other things and subject to certain limitations, indemnify and hold harmless the indemnitees against any and all reasonable expenses and any all liability and loss incurred or paid by the indemnitees in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Company or otherwise, in which the indemnitees are, were or at any time become parties, or are threatened to be made parties or are involved by reason of the fact that the indemnitees are or were our directors or officers or were serving at our request .

Item 16. Exhibits.

A list of exhibits filed herewith is contained in the index to exhibits that immediately precedes such exhibits and is incorporated herein by reference.

Item 17. Undertakings.

(a)   The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered

(if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)      Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)     (a) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania, on the 9th of December, 2010.

EQT CORPORATION

By:	/s/ Philip P. Conti
	Name:	Philip P. Conti
	Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of EQT Corporation, a Pennsylvania corporation, hereby constitutes and appoints David L. Porges, Philip P. Conti and Lewis B. Gardner, and each of them, as his or her true and lawful attorney-in-fact and agent, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power of authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David L. Porges	President, Chief Executive	December 9, 2010
David L. Porges	Officer and Director
(Principal Executive Officer)

/s/ Philip P. Conti	Senior Vice President and Chief	December 9, 2010
Philip P. Conti	Financial Officer
(Principal Financial Officer)

/s/ Theresa Z. Bone	Vice President and Corporate Controller	December 9, 2010
Theresa Z. Bone	(Principal Accounting Officer)

/s/ Vicky A. Bailey	Director	December 9, 2010
Vicky A. Bailey

/s/ Philip G. Behrman	Director	December 9, 2010
Philip G. Behrman

/s/ A. Bray Cary, Jr.	Director	December 9, 2010
A. Bray Cary, Jr.

/s/ Barbara S. Jeremiah	Director	December 9, 2010
Barbara S. Jeremiah

/s/ Murry S. Gerber	Executive Chairman	December 9, 2010
Murry S. Gerber

/s/George L. Miles, Jr.	Director	December 9, 2010
George L. Miles, Jr.

/s/ James E. Rohr	Director	December 9, 2010
James E. Rohr

/s/ David S. Shapira	Director	December 9, 2010
David S. Shapira

/s/ Stephen A. Thorington	Director	December 9, 2010
Stephen A. Thorington

/s/ Lee T. Todd, Jr.	Director	December 9, 2010
Lee T. Todd, Jr.

INDEX TO EXHIBITS

Exhibit No.	Description
1.1*	Form of Underwriting Agreement related to common stock.

1.2*	Form of Underwriting Agreement related to preferred stock.

1.3*	Form of Underwriting Agreement related to debt securities.

3.1	Restated Articles of Incorporation of the registrant, as amended, filed as Exhibit 3.1 to Form 8-K filed on February 9, 2009, and incorporated herein by reference.

3.2	By-Laws of the registrant, as amended to date, filed as Exhibit 3.2 to Form 8-K filed on February 9, 2009, and incorporated herein by reference.

4.2*	Specimen preferred stock certificate.

4.3*	Form of Certificate of Designation of preferred stock.

4.4*	Forms of debt securities.

4.5

Indenture, dated as of March 18, 2008, between EQT Corporation and The Bank of New York Mellon, as trustee, filed as Exhibit 4.1 to Form 8-K filed on March 18, 2008 and incorporated herein by reference.

5.1**	Opinion of Buchanan Ingersoll & Rooney, PC.

5.2**	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

12.1**	Statement of computation of ratio of earnings to fixed charges.

23.1**	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2**	Consent of Independent Petroleum Engineers.

23.3**	Consent of Buchanan Ingersoll & Rooney, PC (included in exhibit 5.1).

23.4**	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in exhibit 5.2).

24.1**	Power of Attorney (included on signature page hereto).

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as trustee under the indenture for the debt securities.

* To be filed either by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
** Filed herewith.